UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

K-SEA TRANSPORTATION PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3245 Richmond Terrace
Staten Island, New York		10303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (718) 720-9306

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

As previously reported, the DBL 152, a double-hulled tank barge owned by K-Sea Transportation Partners L.P. (the “Company”), struck underwater debris in the U.S. Gulf of Mexico on November 10, 2005 and began taking on water.  The barge has since capsized.  The collision with the underwater debris occurred approximately 30 miles south of Calcasieu Pass, Louisiana and 100 miles east of Galveston, Texas, while the barge was en route from Houston, Texas to Tampa, Florida.  Since the time of the incident, the Company has been working with the United States Coast Guard, response contractors and its own personnel to ensure the safety of the people involved and mitigate the environmental impact of the incident.  The Company appreciates the hard work and effort of everyone involved in the response effort.  The barge is anchored in its current position, and salvage and lightering operations have commenced.

At the time of the incident, the barge was carrying approximately 5 million gallons of No. 6 fuel oil, a heavy oil product.  Based on recent surveys, the Company believes that three cargo tanks have been breached.  The entire contents of all three damaged cargo tanks aggregated 1,309,000 gallons of oil.  It is not known how much oil has escaped the damaged tanks.

There is no visible surface oil.   No. 6 fuel oil is heavier than water and generally sinks to the bottom of the sea.   Response teams are conducting multiple surveys to locate submerged oil.  Concentrations of submerged oil have been found, and assets are being mobilized to begin clean-up.

The cause of the incident is under investigation by the Company and the United States Coast Guard. Company officials and the National Oceanic and Atmospheric Administration are conducting surveys on a submerged platform with which the barge is suspected to have collided.  The platform was damaged during the recent hurricane.

The Company has hull and machinery insurance, which covers loss from collision up to an agreed upon value per vessel and subject to deductibles.  The Company also maintains significant protection and indemnity insurance for pollution-related claims, including cleanup and environmental damages, with the West of England Ship Owners Insurance Association, a member of the International Group of P and I clubs.  The Company believes it has satisfactory insurance coverage for the equipment and the cost of environmental clean-up operations.  The Company does not maintain “loss of hire” insurance.

This report contains forward looking statements, which include any statements that are not historical facts, such as the Company’s expectations regarding the number of breached cargo tanks, salvage and oil-clean up operations, insurance coverage, the amount of No. 6 fuel oil that has escaped damaged tanks, the possible environmental impact of the incident and the possible cause of the incident.  These statements involve risks and uncertainties, including, but not limited to, risks of inclement weather and its impact on salvage and clean-up operations, complications arising from salvage and clean-up operations in the U.S. Gulf of Mexico (which are exacerbated when dealing with a capsized barge), risks to personnel involved in salvage and clean-up operations, unrecoverable loss of hire from the DBL 152, risks of lawsuits related to the incident, and other factors described under the caption “Management Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

The information being furnished pursuant to Item 7.01 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: November 22, 2005		By:	/s/ John N. Nicola
John J. Nicola
Chief Financial Officer